United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  August 27, 2013

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873

(Address of principal executive offices)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On August 27, 2013, Realty Income Corporation (the “Company”) entered into a Second Amendment dated August 19, 2013 (the “Second Amendment”) to its Amended and Restated Credit Agreement, dated as of May 10, 2012, as amended by the First Amendment, dated as of May 31, 2013, among the Company, as Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, as sole Lead Arranger and sole Bookrunner, Bank of America, N.A. and Regions Bank, as Syndication Agents, and The Bank of New York Mellon, JPMorgan Chase Bank, N.A., Royal Bank of Canada and U.S. Bank National Association, as Documentation Agents (the “Credit Agreement”).

The Second Amendment (i) modifies the definition of Gross Asset Value to change how certain property acquisitions are calculated, (ii) modifies the definition of Unencumbered Asset to include properties held by Guarantors that are not wholly owned subsidiaries of the Company and (iii) amends Section 8.14(a) to require that certain subsidiaries that are not wholly owned by the Company become guarantors if other conditions in the Credit Agreement are met.

The foregoing description of the Second Amendment is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Second Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)  Exhibits

10.1   The Second Amendment to Credit Agreement dated August 19, 2013 (executed August 27, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2013	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	The Second Amendment to Credit Agreement dated August 19, 2013 (executed August 27, 2013).